Exhibit 32.1

Certification of CEO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Zhong Wen International Holding Co., Inc. (the "Company") on Form 10-Q for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sun Hongyi, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 19, 2012	By: /s/ Sun Hongyi
Mr. Sun Hongyi
Chief Executive Officer and Chief Financial Officer